Fill in this information to identify your case:

United States Bankruptcy Court for the:

MIDDLE DISTRICT OF FLORIDA

Case number *(if known)* ______ Chapter 7

☐ Check if this an amended filing

Official Form 201

Voluntary Petition for Non-Individuals Filing for Bankruptcy 4/16

If more space is needed, attach a separate sheet to this form. On the top of any additional pages, write the debtor's name and case number (if known). For more information, a separate document, *Instructions for Bankruptcy Forms for Non-Individuals,* is available.

1.	**Debtor's name**	**Spindle, Inc.**	
2.	**All other names debtor used in the last 8 years** Include any assumed names, trade names and *doing business as* names		
3.	**Debtor's federal Employer Identification Number** (EIN)	**20-8241820**	
4.	**Debtor's address**	**Principal place of business** **200 Landmark Street** **Marco Island, FL 34145** Number, Street, City, State & ZIP Code **Collier** County	**Mailing address, if different from principal place of business** P.O. Box, Number, Street, City, State & ZIP Code **Location of principal assets, if different from principal place of business** Number, Street, City, State & ZIP Code
5.	**Debtor's website** (URL)		
6.	**Type of debtor**	■ Corporation (including Limited Liability Company (LLC) and Limited Liability Partnership (LLP)) ☐ Partnership (excluding LLP) ☐ Other. Specify:	

Debtor **Spindle, Inc.** Case number (*if known*) ____
Name

7. Describe debtor's business

A. *Check one:*

- ☐ Health Care Business (as defined in 11 U.S.C. § 101(27A))
- ☐ Single Asset Real Estate (as defined in 11 U.S.C. § 101(51B))
- ☐ Railroad (as defined in 11 U.S.C. § 101(44))
- ☐ Stockbroker (as defined in 11 U.S.C. § 101(53A))
- ☐ Commodity Broker (as defined in 11 U.S.C. § 101(6))
- ☐ Clearing Bank (as defined in 11 U.S.C. § 781(3))
- ■ None of the above

B. *Check all that apply*

- ☐ Tax-exempt entity (as described in 26 U.S.C. §501)
- ☐ Investment company, including hedge fund or pooled investment vehicle (as defined in 15 U.S.C. §80a-3)
- ☐ Investment advisor (as defined in 15 U.S.C. §80b-2(a)(11))

C. NAICS (North American Industry Classification System) 4-digit code that best describes debtor.
See http://www.uscourts.gov/four-digit-national-association-naics-codes.

____

8. Under which chapter of the Bankruptcy Code is the debtor filing?

Check one:

- ■ Chapter 7
- ☐ Chapter 9
- ☐ Chapter 11. *Check all that apply*:
  - ☐ Debtor's aggregate noncontingent liquidated debts (excluding debts owed to insiders or affiliates) are less than $2,566,050 (amount subject to adjustment on 4/01/19 and every 3 years after that).
  - ☐ The debtor is a small business debtor as defined in 11 U.S.C. § 101(51D). If the debtor is a small business debtor, attach the most recent balance sheet, statement of operations, cash-flow statement, and federal income tax return or if all of these documents do not exist, follow the procedure in 11 U.S.C. § 1116(1)(B).
  - ☐ A plan is being filed with this petition.
  - ☐ Acceptances of the plan were solicited prepetition from one or more classes of creditors, in accordance with 11 U.S.C. § 1126(b).
  - ☐ The debtor is required to file periodic reports (for example, 10K and 10Q) with the Securities and Exchange Commission according to § 13 or 15(d) of the Securities Exchange Act of 1934. File the *attachment to Voluntary Petition for Non-Individuals Filing for Bankruptcy under Chapter 11* (Official Form 201A) with this form.
  - ☐ The debtor is a shell company as defined in the Securities Exchange Act of 1934 Rule 12b-2.
- ☐ Chapter 12

9. Were prior bankruptcy cases filed by or against the debtor within the last 8 years?

If more than 2 cases, attach a separate list.

- ■ No.
- ☐ Yes.

District ____ When ____ Case number ____
District ____ When ____ Case number ____

10. Are any bankruptcy cases pending or being filed by a business partner or an affiliate of the debtor?

List all cases. If more than 1, attach a separate list

- ■ No
- ☐ Yes.

Debtor ____ Relationship ____
District ____ When ____ Case number, if known ____

Debtor **Spindle, Inc.** Case number (*if known*)
Name

11. Why is the case filed in *this district?*

Check all that apply:

■ Debtor has had its domicile, principal place of business, or principal assets in this district for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than in any other district.

☐ A bankruptcy case concerning debtor's affiliate, general partner, or partnership is pending in this district.

12. Does the debtor own or have possession of any real property or personal property that needs immediate attention?

■ No

☐ Yes. Answer below for each property that needs immediate attention. Attach additional sheets if needed.

Why does the property need immediate attention? (*Check all that apply.*)

☐ It poses or is alleged to pose a threat of imminent and identifiable hazard to public health or safety.

What is the hazard?

☐ It needs to be physically secured or protected from the weather.

☐ It includes perishable goods or assets that could quickly deteriorate or lose value without attention (for example, livestock, seasonal goods, meat, dairy, produce, or securities-related assets or other options).

☐ Other

Where is the property?

Number, Street, City, State & ZIP Code

Is the property insured?

☐ No

☐ Yes. Insurance agency

Contact name

Phone

Statistical and administrative information

13. Debtor's estimation of available funds

. *Check one:*

☐ Funds will be available for distribution to unsecured creditors.

■ After any administrative expenses are paid, no funds will be available to unsecured creditors.

14. Estimated number of creditors

☐ 1-49	☐ 1,000-5,000	☐ 25,001-50,000
■ 50-99	☐ 5001-10,000	☐ 50,001-100,000
☐ 100-199	☐ 10,001-25,000	☐ More than100,000
☐ 200-999		

15. Estimated Assets

■ $0 - $50,000	☐ $1,000,001 - $10 million	☐ $500,000,001 - $1 billion
☐ $50,001 - $100,000	☐ $10,000,001 - $50 million	☐ $1,000,000,001 - $10 billion
☐ $100,001 - $500,000	☐ $50,000,001 - $100 million	☐ $10,000,000,001 - $50 billion
☐ $500,001 - $1 million	☐ $100,000,001 - $500 million	☐ More than $50 billion

16. Estimated liabilities

☐ $0 - $50,000	■ $1,000,001 - $10 million	☐ $500,000,001 - $1 billion
☐ $50,001 - $100,000	☐ $10,000,001 - $50 million	☐ $1,000,000,001 - $10 billion
☐ $100,001 - $500,000	☐ $50,000,001 - $100 million	☐ $10,000,000,001 - $50 billion
☐ $500,001 - $1 million	☐ $100,000,001 - $500 million	☐ More than $50 billion

Debtor **Spindle, Inc.**
Name

Case number (*if known*)

Request for Relief, Declaration, and Signatures

WARNING -- Bankruptcy fraud is a serious crime. Making a false statement in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both. 18 U.S.C. §§ 152, 1341, 1519, and 3571.

17. Declaration and signature of authorized representative of debtor

The debtor requests relief in accordance with the chapter of title 11, United States Code, specified in this petition.

I have been authorized to file this petition on behalf of the debtor.

I have examined the information in this petition and have a reasonable belief that the information is trued and correct.

I declare under penalty of perjury that the foregoing is true and correct.

Executed on **March 22, 2019**
MM / DD / YYYY

X /s/ Dr. Jack A. Scott
Signature of authorized representative of debtor

Dr. Jack A. Scott
Printed name

Title **Interim CEO**

18. Signature of attorney

X /s/ Michael R. Dal Lago
Signature of attorney for debtor

Date **March 22, 2019**
MM / DD / YYYY

Michael R. Dal Lago 0102185
Printed name

Dal Lago Law
Firm name

999 Vanderbilt Beach Road
Suite 200
Naples, FL 34108
Number, Street, City, State & ZIP Code

Contact phone **239.571.6877** Email address **mike@dallagolaw.com**

0102185 FL
Bar number and State

Fill in this information to identify the case:

Debtor name **Spindle, Inc.**

United States Bankruptcy Court for the: MIDDLE DISTRICT OF FLORIDA

Case number (If known) ______________________

☐ Check if this is an amended filing

Official Form 202

Declaration Under Penalty of Perjury for Non-Individual Debtors

12/15

An individual who is authorized to act on behalf of a non-individual debtor, such as a corporation or partnership, must sign and submit this form for the schedules of assets and liabilities, any other document that requires a declaration that is not included in the document, and any amendments of those documents. This form must state the individual's position or relationship to the debtor, the identity of the document, and the date. Bankruptcy Rules 1008 and 9011.

WARNING -- Bankruptcy fraud is a serious crime. Making a false statement, concealing property, or obtaining money or property by fraud in connection with a bankruptcy case can result in fines up to $500,000 or imprisonment for up to 20 years, or both. 18 U.S.C. §§ 152, 1341, 1519, and 3571.

Declaration and signature

I am the president, another officer, or an authorized agent of the corporation; a member or an authorized agent of the partnership; or another individual serving as a representative of the debtor in this case.

I have examined the information in the documents checked below and I have a reasonable belief that the information is true and correct:

- ☐ *Schedule A/B: Assets–Real and Personal Property* (Official Form 206A/B)
- ☐ *Schedule D: Creditors Who Have Claims Secured by Property* (Official Form 206D)
- ☐ *Schedule E/F: Creditors Who Have Unsecured Claims* (Official Form 206E/F)
- ☐ *Schedule G: Executory Contracts and Unexpired Leases* (Official Form 206G)
- ☐ *Schedule H: Codebtors* (Official Form 206H)
- ■ *Summary of Assets and Liabilities for Non-Individuals* (Official Form 206Sum)
- ☐ Amended *Schedule* ______________________
- ☐ *Chapter 11 or Chapter 9 Cases: List of Creditors Who Have the 20 Largest Unsecured Claims and Are Not Insiders* (Official Form 204)
- ☐ Other document that requires a declaration ______________________

I declare under penalty of perjury that the foregoing is true and correct.

Executed on **March 22, 2019**

X **/s/ Dr. Jack A. Scott**
Signature of individual signing on behalf of debtor

Dr. Jack A. Scott
Printed name

Interim CEO
Position or relationship to debtor

Fill in this information to identify the case:

Debtor name **Spindle, Inc.**

United States Bankruptcy Court for the: MIDDLE DISTRICT OF FLORIDA

Case number (If known) ____________

☐ Check if this is an amended filing

Official Form 206Sum
Summary of Assets and Liabilities for Non-Individuals

12/15

Part 1: Summary of Assets

1. ***Schedule A/B: Assets-Real and Personal Property*** (Official Form 206A/B)

   1a. **Real property:**
   Copy line 88 from *Schedule A/B*.......... $ **0.00**

   1b. **Total personal property:**
   Copy line 91A from *Schedule A/B*.......... $ **0.00**

   1c. **Total of all property:**
   Copy line 92 from *Schedule A/B*.......... $ **0.00**

Part 2: Summary of Liabilities

2. ***Schedule D: Creditors Who Have Claims Secured by Property*** (Official Form 206D)
   Copy the total dollar amount listed in Column A, *Amount of claim,* from line 3 of *Schedule D*.......... $ **0.00**

3. ***Schedule E/F: Creditors Who Have Unsecured Claims*** (Official Form 206E/F)

   3a. **Total claim amounts of priority unsecured claims:**
   Copy the total claims from Part 1 from line 5a of *Schedule E/F*.......... $ **0.00**

   3b. **Total amount of claims of nonpriority amount of unsecured claims:**
   Copy the total of the amount of claims from Part 2 from line 5b of *Schedule E/F*.......... +$ **2,407,371.23**

4. **Total liabilities**..........
   Lines 2 + 3a + 3b $ **2,407,371.23**

United States Bankruptcy Court
Middle District of Florida

In re **Spindle, Inc.** Debtor(s)

Case No.

Chapter **7**

VERIFICATION OF CREDITOR MATRIX

I, the Interim CEO of the corporation named as the debtor in this case, hereby verify that the attached list of creditors is true and correct to the best of my knowledge.

Date: **March 22, 2019**

/s/ Dr. Jack A. Scott
Dr. Jack A. Scott/Interim CEO
Signer/Title

Spindle, Inc.
200 Landmark Street
Marco Island, FL 34145

C&H Financial Services
1 Westbrook Corporate Ctr
Suite 300
Westchester, IL 60154

Diana Nelson Peterson
6300 S. Syracuse Way #150
Englewood, CO 80111

Michael R. Dal Lago
Dal Lago Law
999 Vanderbilt Beach Road
Suite 200
Naples, FL 34108

Charge Today
1500 Beville Road
Suite 606
Daytona Beach, FL 32114

Dickinson Wright PLLC
1825 Eye Street NW
Suite 900
Washington, DC 20006

1201 Partners, LLC
PO Box 847102
Los Angeles, CA 90084-7102

Christopher Lank
2 North Central Ave
Phoenix, AZ 85004

EggZack
116 Research Drive
Bethlehem, PA 18015

Allcom
201 Stag Industrial Blvd
Saint Louis, MO 63367

Christopher Wesser
10 Mangrove Lane
Key Largo, FL 33037

Empire Stock Transfer
1859 Whitney Mesa Drive
Henderson, NV 89014

AMG Securepay
208 E Pennsylvania Blvd
Trevose, PA 19053

CJ Affiliate
4140 Solutions Center
Chicago, IL 60143

Francis Knuettel II
1520 Maplewood Court
Littleton, CO 80121

Authorize Net
PO Box 8999
San Francisco, CA 94128

Clark Trevithick
Attn: Accounting
800 Wilshire Blvd, 12th Flr
Los Angeles, CA 90017

Girmiti Software
225 S Ela Road
Inverness, IL 60067

Blue Cross Blue Shield
Cash Control BCBS of AZ
PO Box 81049
Phoenix, AZ 85069-1049

Cobb Martinez Woodward
1700 Pacific Ave # 310
Dallas, TX 75201

Glenn Bancroft
Bancroft Associates
4884 E Broadway Blvd
Tucson, AZ 85711

Broadrige
PO Box 416423
Boston, MA 02241

CT-Paiement Inc.
534 Notre-Dame Bureau 101
Repentigny Quebec J6A 2T8
Canada

Global Legal Law Firm
38 Stevens Ave #311
Solana Beach, CA 92075

Buchalter
1000 Wilshire Blvd
Suite 1500
Los Angeles, CA 90017-1730

David J. Ide
10230 E Mountain Spring Rd
Scottsdale, AZ 85255

Goody Counsel PLLC
700 12th Street NW
Suite 700
Washington, DC 20005

Habib Yunus
19538 Brooke Place
San Antonio, TX 78258

iPersonalize
1308 East Common Street
Suite 205
New Braunfels, TX 78130

Issuer Direct
500 Perimeter Drive
Suite D
Morrisville, NC 27560-9683

Jack A. Scott
Becky H. Scott
200 Landmark Street
Marco Island, FL 34145

Jason Assad
2020 Stone Meadow Way
Cumming, GA 30041

John Devlin
c/o Debbie Devlin
29 Legacy Oaks Drive
Richboro, PA 18954-2200

John S. Hawley
695 E Country Road 1630
Hamilton, IL 62341

Joseph Horowitz
95 Lenox Ave
Lynbrook, NY 11563

JSI Investments
10830 N Central Expressway
Dallas, TX 75231

Lavery Lawyers
Suite 4000
1 Place Ville Marie Montreal
Quebec H3B 4M4 Canada

LegendCap Opportunity Fund
Evan Greenberg
565 Plandome Road #270
Manhasset, NY 11050

Liebson Law Firm LLC
34554 Bramble Lane
Solon, OH 44139

LLB CPA's
8880 W Sunset Road
3rd Floor
Las Vegas, NV 89148

Manhattan Transfer Registrar
531 Cardens Court
Erie, CO 80516

McKenna Long & Aldridge LLP
303 Peachtree St NE
Suite 5300
Atlanta, GA 30308

MegaplanIT, Inc.
Attn: Accounting
8711 E Vista Bonita Dr
Suite 270
Scottsdale, AZ 85255

Michael Kelly
7425 D. Peoria Circle
Suite 206
Englewood, CO 80112

Michael Schwartz
10599 Ridgecrest Circle
Highlands Ranch, CO 80129

Mitchell Silberberg & Knupp
11377 West Olympic Blvd
Los Angeles, CA 90064

Mobile Swipe
(Processing Point, Inc.)
2796 Loker Ave, Suite 111
Carlsbad, CA 92010

Moolah LLC
34700 Pacific Coast Hwy
#200
Capistrano Beach, CA 92624

MySwipe/Suregate
115 Pelham Commons Blvd.
Greenville, SC 29615

Paycell
4020 Moorpark Avenue
Suite 108
San Jose, CA 95117

Payleap
Acculynk and First Data
3225 Cumberland Blvd SE
Suite 550
Atlanta, GA 30339

Power Up Lending
Curt Kramer
111 Great Neck Road #216
Great Neck, NY 11021

RBSM
805 Third Ave, Suite 1430
New York, NY 10022

Richardson & Patel LLP
1100 Glendon Ave
Los Angeles, CA 90024

Sigmo
(SignaPay, Inc.)
4100 W. Royal Lane #150
Irving, TX 75063

Slalom, LLC DBA Two Degrees
PO Box 101416
Pasadena, CA 91189

Solupay
1239 N Park Ave
Indianapolis, IN 46202

Story Vision Video
216 Green Bay Road
Suite 211
Thiensville, WI 53092

SXSW
PO Box 685289
Austin, TX 78768

The Phoenix Group
6705 Keaton Corporate Pkwy
O Fallon, MO 63368

Tony VanBrackle
Payment Ventures
9200 Burning Tree Rd
Bethesda, MD 20817

United Methodist Publishing
2222 Rosa L. Parks Blvd
Nashville, TN 37228

Waller Lansden Dortch
511 Union Street
Suite 2700
Nashville, TN 37219-8966